Exhibit 99C


Anderson Associates
Certified Public Accountants


                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
Laurel Bancorp, Inc.
Laurel, Maryland

         We have audited the accompanying consolidated statement of the financial condition of Laurel Bancorp, Inc. and Subsidiaries as of November 30, 1995, and the related statements of operations, shareholders' equity and cash flows for each of the years in the two year period ended November 30, 1995. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards required that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Laurel Bancorp, Inc. as of November 30, 1995, and the results of its operations and cash flows for each of the years in the two year period ended November 30, 1995, in conformity with generally accepted accounting principles.

Anderson Associates
January 17, 1996
Baltimore, Maryland



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                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                     FCNB CORP
                                                     (Registrant)

Date: March 11, 1997                        By /s/A. Patrick Linton
--------------------                           ---------------------------------
                                                A. Patrick Linton, President and
                                                Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed by the following persons in the capacities and on the dates indicated:

                          PRINCIPAL EXECUTIVE OFFICER:

Date: March 11, 1997                        /s/A. Patrick Linton
--------------------                        ------------------------------------
                                               A. Patrick Linton, President,
                                               Chief Executive Officer and
                                               Director

                             PRINCIPAL FINANCIAL AND
                               ACCOUNTING OFFICER:

Date: March 11, 1997                        /s/Mark A. Severson
--------------------                        ------------------------------------
                                               Mark A. Severson, Senior Vice
                                               President and Treasurer

Date: March 11, 1997                        /s/George B. Callan, Jr.
--------------------                        ------------------------------------
                                               George B. Callan, Jr., Director

Date: March 11, 1997                        /s/Miles M. Circo
--------------------                        ------------------------------------
                                               Miles M. Circo, Director

Date: March 11, 1997                        /s/Clyde C. Crum
--------------------                        ------------------------------------
                                               Clyde C. Crum, Director

Date: March 11, 1997                        /s/James S. Grimes
--------------------                        ------------------------------------
                                               James S. Grimes, Director

(SIGNATURES CONTINUED)


Date: March 11, 1997                        /s/Bernard L. Grove, Jr.
--------------------                        ------------------------------------
                                               Bernard L. Grove, Jr.,Director

Date: March 11, 1997                        /s/Gail T. Guyton
--------------------                        ------------------------------------
                                               Gail T. Guyton, Director

Date: March 11, 1997                        /s/Frank L. Hewitt, III
--------------------                        ------------------------------------
                                               Frank L. Hewitt, III, Director

Date: March 11, 1997                        /s/Ramona C. Remsberg
--------------------                        ------------------------------------
                                               Ramona C. Remsberg, Director

Date: March 11, 1997                        /s/Jacob R. Ramsburg, Jr.
---------------------------                 ------------------------------------
                                               Jacob R. Ramsburg, Jr., Director

Date: March 11, 1997                        /s/Kenneth W. Rice
--------------------                        ------------------------------------
                                               Kenneth W. Rice, Director

Date: March 11, 1997                        /s/Rand D. Weinberg
--------------------                        ------------------------------------
                                               Rand D. Weinberg, Director

Date: March 11, 1997                        /s/DeWalt J. Willard, Jr.
--------------------                        ------------------------------------
                                               DeWalt J. Willard, Jr., Director